EXHIBIT  7.2

                                November  8,  1999

Mr.  Richard  M.  Langley,  Jr.
1875  Century  Park  East,  Suite  150
Los  Angeles,  CA  90067


      Re:  Assignment  of  interest  in  Goldcrown

Dear  Richard:

     I, Mary Charles Denison, being of sound mind and body, do hereby bequeath in the event of my death to Richard Langley, Jr., all right , title an beneficial interest in and to Goldcrown Holdings Ltd., a British Virgin Islands Corporation.



                                                    Sincerely,

                                                    /s/  Mary  C.  Denison

                                                    Mary  C.  Denison

Witness:

/s/  Mabel  J.  Clemons

Witness:

/s/  Franklin  M.  Harrison

CUSIP  No.   88-0164955         13D                   Page  7  of  8  Pages